SECTION 16 POWER OF ATTORNEY

I hereby constitute and appoint each of David P. Bergers and Gregory M. Woods, signing singly, my true and lawful attorney-in-fact to:

(1)    execute on my behalf any Form 3  Initial Statement of Beneficial Ownership of Securities, Form 4  Statement of Changes in Beneficial Ownership of Securities or Form 5  Annual Statement of Beneficial Ownership of Securities, including any amendments, supplements or exhibits thereto (each, a "Section 16 Report"), which I am required to file in my capacity as a director of LPL Financial Holdings Inc. (the "Company") in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act") and the rules thereunder;

(2)    do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any Section 16 Report and timely file such report with the United States Securities and Exchange Commission and any stock exchange or similar authority;

(3)    seek or obtain, as my representative and on my behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and I hereby authorize any such third party to release any such information to each of my attorneys-in-fact appointed by this Power of Attorney; and

(4)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or that I am legally required to do, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to each attorney-in-fact hereunder full power and authority to do and perform any and every act and thing whatsoever necessary or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

I acknowledge that this Power of Attorney does not relieve me of my responsibilities to comply with Section 16 of the Act and the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Section 16 Reports with respect to my holdings of and transactions in Company securities, unless I earlier revoke it in a signed writing delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 31 day of August, 2015.

By: /s/ Viet D. Dinh